
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from
Dean Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      79,043,824
<SECURITIES>                                         0
<RECEIVABLES>                                  427,474<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              89,069,506<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                89,069,506<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            23,938,788<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,718,560
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             16,220,228
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         16,220,228
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                16,220,228
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $330,493 and receivable from DWR of $96,981.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $9,598,208.
<F3>Liabilities include redemptions payable of $2,023,188, accrued management fees of $185,542, and administrative expenses payable of $114,810.
<F4>Total revenues include realized trading revenue of $12,189,799, net change in unrealized of $7,996,269 and interest income of $3,752,720.


